Exhibit 24

FirstMerit Corporation	Limited Power of Attorney
2009 Annual Report on Form 10-K
     Each undersigned director and/or officer of FirstMerit Corporation whose signature appears below hereby constitutes and appoints Judith A. Steiner, Terrence E. Bichsel and J. Bret Treier, and each of them, with full power of substitution and resubstitution, as attorneys or attorney of the undersigned, to execute and file under the Securities and Exchange Act of 1934, as amended, the Corporation’s Annual Report on Form 10-K for the year 2009, and any and all amendments (on Form 10-K/A) and exhibits to the foregoing and any and all other documents to be filed with the Securities and Exchange Commission pertaining to such Annual Report, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises or in the name, place and stead of each of the said directors and officers, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.
     Effective the 25th day of February, 2010, unless otherwise indicated below.

/s/ Paul G. Greig Paul G. Greig	/s/ Terrance E. Bichsel Terrence E. Bichsel
Chairman, Chief Executive Officer and Director (principal executive officer)	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)

/s/ Steven H. Baer	/s/ R. Cary Blair

Steven H. Baer	R. Cary Blair
Director	Director

/s/ Karen S. Belden	/s/ Robert W. Briggs

Karen S. Belden	Robert W. Briggs
Director	Director

/s/ John C. Blickle	/s/ Gina D. France

John C. Blickle	Gina D. France
Director	Director

/s/ Richard Colella	/s/ J. Michael Hochschwender

Richard Colella	J. Michael Hochschwender
Director	Director

/s/ Terry L. Haines	/s/ Philip A. Lloyd, II

Terry L. Haines	Philip A. Lloyd, II
Director	Director

/s/ Clifford J. Isroff	/s/ Richard N. Seaman

Clifford J. Isroff	Richard N. Seaman
Director	Director